ASSIGNMENT
                                       OF
                               LICENSE AGREEMENTS


     I, Edward E. Litwak, hereby confirm that, on March 15, 1997, acting on behalf of a corporation-to-be-formed I accepted two licenses from JENNICOR, LLC, a New York Limited Liability Company, one relating to Jennfer Gucci and the other relating to Gemnma Gucci, and I have held such licenses on behalf of such corporation. Such corporation having been formed, I hereby assign all my right, title and interest in and to such licenses to GEMMA GLOBAL, INC.



                                             /s/ Edward E. Litwak
                                             -----------------------------
                                             Edward E. Litwak
                                             12868 Via Latina
                                             Del Mar, California 92014

DATE:  July 22, 1997